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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2004

FOREST OIL CORPORATION
(Exact name of registrant as specified in charter)

New York	1-13515	25-0484900
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

1600 Broadway, Suite 2200, Denver, Colorado 80202
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 303.812.1400

Item 5. Other Events and Regulation FD Disclosure.

        On May 28, 2004, Standard & Poor's Ratings Services announced that it lowered our corporate credit and senior unsecured debt ratings on the Company to "BB-" from "BB". Standard & Poor's also lowered its senior secured bank loan rating on our credit facility due October 2005 to "BB" from "BB+" and assigned a recovery rating of "1" to the facility. Standard & Poor's also announced that the outlook is stable. Previously, Standard & Poor's had placed Forest on CreditWatch.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST OIL CORPORATION (Registrant)
Dated: June 2, 2004	By:	/s/ NEWTON W. WILSON III Newton W. Wilson III Senior Vice President—General Counsel and Secretary

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  Item 5. Other Events and Regulation FD Disclosure.
SIGNATURES